Exhibit 99.1

SINO GREEN LAND CORP.

BOARD RESOLUTIONS PASSED BY THE COMPANY’S DIRECTOR ON DECEMBER 2, 2021

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being all of the Directors of Sino Green Land Corp, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1. Resignation of Director & Officer

RESOLVED, that the following persons be, and hereby are, to resign from Chief Executive Officer and Board of director of the Company: Xiong Luo

RESOLVED, the resignation will take effect on December 31, 2021.

IN WITNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS: